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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 1999, with respect to the financial statements of Web Media Ventures, L.L.C. as of December 31, 1998 and for the year then ended included in the Proxy Statement of Ticketmaster Online-CitySearch, Inc. that is made a part of the Registration Statement (Amendment No. 1 to Form S-4 dated September 8, 1999) and Prospectus of Ticketmaster Online-CitySearch, Inc. for the registration of 2,574,233 shares of its common stock.
                                                  /s/ ERNST & YOUNG LLP

Dallas, Texas

September 1, 1999